Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Greg Eden 508-293-7195 eden_greg@emc.com

EMC REPORTS SECOND QUARTER RESULTS

HOPKINTON, Mass. – July 14, 2006 – EMC Corporation (NYSE:EMC), the world leader in information management and storage, today reported full financial results for the second quarter of 2006. The company’s 12th consecutive quarter of double-digit revenue growth was highlighted by increased demand for VMware™ virtual infrastructure software and EMC Documentum® content management software.

Total consolidated revenue for the second quarter of 2006 was $2.57 billion, 10% higher than the $2.34 billion reported for the second quarter of 2005.

Net income for the second quarter of 2006 was $279 million or $0.12 per diluted share on a GAAP (generally accepted accounting principles) basis, which includes a charge of $0.02 per share for stock option expense, an additional $0.02 expense related to amortization of intangible assets and other equity compensation, and a $0.01 tax benefit, net of an in-process research and development charge. Excluding these items, non-GAAP earnings per share for the second quarter grew 15% to $0.15 per diluted share, compared with non-GAAP second quarter 2005 earnings per diluted share of $0.13, which excludes $0.01 per share for amortization of intangible assets and equity compensation expense. Additional information about EMC’s net income is included within the supplemental tables released with today’s second-quarter financial announcement.

Joe Tucci, EMC Chairman, President and Chief Executive Officer, said, “While our execution was not up to our own high standards, our business and customer demand for our products and solutions remain strong. The compelling evidence is the 14% year-over-year growth in new bookings, which speaks to the broad customer endorsement of EMC’s information lifecycle management strategy and the great value customers see in our unique technology. We know what we need to do to sharpen our execution going forward and will focus our efforts on both EMC’s short-term performance and our company’s long-term growth and opportunity.”

“EMC has the most comprehensive information infrastructure portfolio in the industry, spanning platforms, software, services and solutions,” Tucci continued. “In many of these areas, we delivered strong performances in the second quarter. For example, VMware had a record quarter, our content management software business again delivered very strong double-digit growth, and license revenues from EMC Smarts software nearly doubled. Our strategy continues to be validated by the performance of our newer software businesses, which are driven by the technology and people that have joined EMC through acquisition.”

Systems revenue in the second quarter was $1.15 billion, an 8% increase over the year-ago quarter. Software license and maintenance revenue grew 14% to $997 million. Professional services, systems maintenance and other services revenue grew 9% year-over-year to $424 million.

EMC completed the second quarter with $6.3 billion in cash and investments. Year-to-date the company has spent approximately $1.5 billion to purchase EMC shares in the open market and to redeem $125 million in convertible debt.

Bill Teuber, EMC Vice Chairman and Chief Financial Officer, said, “We continued to leverage our strong balance sheet during the quarter, deploying cash to deliver value to our shareholders. We accelerated our buyback program and are well on our way to meeting our commitment to spend at least $3 billion on EMC share repurchases by the end of this year. We also continued to add to our technology portfolio and customer base during the quarter, buying five small yet strategic software and services firms, and announcing an agreement to acquire RSA Security, the leader in protecting and managing identities and digital assets.”

Second Quarter Highlights

EMC’s newer software businesses continued to show strong financial performance during the second quarter. Excluding the impact of Captiva, content management software license revenues grew 30%, reflecting the growing synergy with EMC’s traditional information storage business and customer appreciation for the EMC Documentum suite of content management products. During the quarter, EMC Documentum eRoom and Documentum Business Process Management software each received the coveted AIIM E-DOC Magazine AIIM 2006 Best of Show Award for exceptional quality and significant ROI potential for customers.

EMC backup and archive software license revenue returned to double-digit growth, increasing 13% over the prior-year second quarter. Organizations continue to turn to EMC software products, notably NetWorker, not only to back up and protect, but also to more quickly and reliably recover their data with minimal disruption to business operations.

EMC Smarts resource management software license revenue growth continued to accelerate during the second quarter as customers transition to model-based resource management to pinpoint service-affecting problems automatically and calculate the impact of those problems in real time without human intervention. Major advancements for EMC’s resource management business in the quarter included the announcement of the breakthrough EMC Smarts Storage Insight for Availability software for automating root-cause and impact analysis of availability problems across the fibre channel storage area network, and the acquisition of nLayers, which brings EMC the necessary insight into application behavior and all interdependencies within the IT infrastructure.

VMware, an independent EMC subsidiary, grew total revenues 73% year-over-year to $157 million, its highest growth rate in five quarters. VMware’s exceptional growth reflects customers’ increasing adoption and standardization on VMware Infrastructure and the success of its growing virtual appliance/software life cycle and enterprise desktop businesses. VMware Infrastructure 3, which shipped in the last month of the quarter, added significant new hypervisor platform functionality as well as a suite of groundbreaking new virtualization-leveraging services including distributed resource management, high availability, and online agent-less backup. VMware launched the Virtual Desktop Infrastructure Alliance during the quarter, with more than 20 hardware, software and service providers joining the initiative focused on hosted and mobile enterprise desktop solutions. VMware continued its focus on industry standards during the quarter, releasing the virtual machine disk format (VMDK) for free and without license.

Business Outlook

The following statements are based on current expectations. These statements are forward looking, and actual results may differ materially. These statements do not give effect to the potential impact of the announced acquisition of RSA Security Inc. or of any other mergers, acquisitions, divestitures or business combinations that may be announced or closed after the date hereof. These statements supersede all prior statements regarding business outlook set forth in prior EMC news releases.

•	Consolidated revenues for the third quarter of 2006 are expected to be at or above $2.66 billion.

•	GAAP diluted earnings per share for the third quarter are expected to be $0.12. Non-GAAP diluted earnings per share are expected to be approximately $0.16, excluding a $0.02 charge for stock option expense and a charge of $0.02 for intangible amortization and restricted stock expense.

•	Consolidated revenues for 2006 are expected to exceed $10.8 billion.

•	GAAP diluted earnings per share for 2006 are expected to be approximately $0.51. Non-GAAP diluted earnings per share are expected to be approximately $0.68, excluding a $0.09 charge for stock option expense and a charge of $0.08 for intangible amortization and restricted stock expense.

About EMC

EMC Corporation (NYSE: EMC) is the world leader in products, services and solutions for information management and storage that help organizations extract the maximum value from their information, at the lowest total cost, across every point in the information lifecycle. Information about EMC’s products and services can be found at www.EMC.com.

EMC, Documentum, Smarts, Captiva, Retrospect and Symmetrix are registered trademarks of EMC Corporation, and eRoom, Networker and nLayers are trademarks of EMC. VMware is a registered trademark of VMware, Inc. All other trademarks are the property of their respective owners.

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) risks associated with acquisitions and investments, including the challenges and costs of integration, restructuring and achieving anticipated synergies; (iv) competitive factors, including but not limited to pricing pressures and new product introductions; (v) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (vi) component and product quality and availability; (vii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (viii) insufficient, excess or obsolete inventory; (ix) war or acts of terrorism; (x) the ability to attract and retain highly qualified employees; (xi) fluctuating currency exchange rates; and (xii) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

This release contains non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of EMC’s performance, should be considered in addition to, not as a substitute for, or superior to, measures of EMC’s financial performance prepared in accordance with GAAP. A reconciliation of these non-GAAP financial measures to GAAP is provided in the text of this release or in the tables entitled “Selected Non-GAAP Data” for the periods ended June 30, 2006 and 2005 attached to this release. EMC’s non-GAAP measures may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how EMC defines its non-GAAP financial measures.

Specifically, stock option expense, restricted stock expense and intangible amortization is excluded from each non-GAAP financial measure in this release. Management views these items as non-cash expenses that are reported internally as corporate expenses. In addition, in some cases where specified, restructuring and other special charges and certain tax benefits are excluded from net income and earnings per share. For purposes of its internal budgets and each reporting segment’s financial goals, EMC’s management uses financial statements that do not include such items.

EMC’s management uses these non-GAAP financial measures to gain an understanding of EMC’s comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects. These non-GAAP financial measures are also used by EMC’s management in their financial and operating decision-making because management believes they reflect the underlying economics of EMC’s ongoing business in a manner that allows meaningful period-to-period comparisons. Such comparisons may be more meaningful because operating results presented under GAAP may include, from time to time, items that are not necessarily relevant to understand EMC’s business and may, in some cases, be difficult to forecast accurately for future periods. EMC’s management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating EMC’s current operating performance and future prospects in the same manner as management does if they so choose. These non-GAAP financial measures have limitations, however, because they do not include all items of income and expense that affect EMC’s operations. One material limitation of a non-GAAP financial measure that excludes stock-based compensation and intangible amortization is that it does not reflect any benefit that such items may confer on EMC. Management compensates for this and other limitations by also considering EMC’s financial results as determined in accordance with GAAP.

EMC CORPORATION

Consolidated Income Statements

(in thousands, except per share amounts)

Unaudited

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2006	2005	2006	2005
Revenues:
Product sales	$1,833,598	$1,688,330	$3,682,128	$3,308,833
Services	740,925	656,485	1,443,082	1,279,113

	2,574,523	2,344,815	5,125,210	4,587,946
Cost and expenses:
Cost of product sales	884,741	813,080	1,802,638	1,611,619
Cost of services	331,790	275,093	631,237	545,464
Research and development	299,429	253,342	582,918	487,639
Selling, general and administrative	782,016	642,654	1,530,240	1,258,400
Restructuring and other special charges	12,024	—	10,830	968

Operating income	264,523	360,646	567,347	683,856
Investment income	61,713	43,494	123,516	86,489
Interest expense	(621)	(1,983)	(2,631)	(4,016)
Other income (expense), net	479	(1,069)	3,195	(3,373)

Income before taxes	326,094	401,088	691,427	762,956
Income tax provision	47,001	107,724	136,506	199,758

Income before cumulative effect of change in accounting principle	279,093	293,364	554,921	563,198
Cumulative effect of change in accounting principle, net of tax benefit of $808	—	—	(3,372)	—

Net income	$279,093	$293,364	$551,549	$563,198

Net income per weighted average share, basic:
Income before cumulative effect of a change in accounting principle	$0.12	$0.12	$0.24	$0.24
Cumulative effect of a change in accounting principle	$—	$—	$—	$—

Net income	$0.12	$0.12	$0.24	$0.24

Net income per weighted average share, diluted:
Income before cumulative effect of a change in accounting principle	$0.12	$0.12	$0.23	$0.23
Cumulative effect of a change in accounting principle	$—	$—	$—	$—

Net income	$0.12	$0.12	$0.23	$0.23

Weighted average shares, basic	2,306,457	2,391,826	2,328,360	2,393,658
Weighted average shares, diluted	2,341,785	2,442,359	2,371,301	2,442,897

As a % of total revenue:
Gross margin	52.7%	53.6%	52.5%	53.0%
Selling, general and administrative	30.4%	27.4%	29.9%	27.4%
Research and development	11.6%	10.8%	11.4%	10.6%
Operating income	10.3%	15.4%	11.1%	14.9%
Net income	10.8%	12.5%	10.8%	12.3%

EMC CORPORATION

Selected Non-GAAP Data

For the Three Months Ended June 30, 2006

(in thousands, except per share amounts)

Unaudited

	Costs and Expenses				Operating Income	Income Before Tax	Income Tax Provision	Net Income	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring and Other Special Charges
GAAP	$1,216,531	$299,429	$782,016	$12,024	$264,523	$326,094	$47,001	$279,093	$0.12	$0.12

Adjustments to reconcile to Non-GAAP:
Stock Option Expense (1)	(14,225)	(13,839)	(37,114)	—	65,178	65,178	10,133	55,045	$0.02	$0.02
Restricted Stock Expense (1)	(2,214)	(11,996)	(18,935)	—	33,145	33,145	9,355	23,790	$0.01	$0.01
Intangible Amortization (2)	(21,853)	(3,277)	(10,594)	—	35,724	35,724	12,551	23,173	$0.01	$0.01
In-Process Research and Development (3)	—	—	—	(12,024)	12,024	12,024	—	12,024	$0.01	$0.01
Tax benefits (4)	—	—	—	—	—	—	33,266	(33,266)	$(0.01)	$(0.01)

Non-GAAP	$1,178,239	$270,317	$715,373	$—	$410,594	$472,165	$112,306	$359,859	$0.16	$0.15	#

(1)	Represents equity compensation recognized pursuant to Financial Accounting Board Standard No. 123R "Share-Based Payment".
(2)	Represents amortization associated with intangible assets acquired in connection with business combinations.
(3)	Represents in-process research and development associated with business combinations.
(4)	Represent settlement of tax contingencies.

#	May not foot due to rounding.

EMC CORPORATION

Selected Non-GAAP Data

For the Three Months Ended June 30, 2005

(in thousands, except per share amounts)

Unaudited

	Costs and Expenses			Operating Income	Income Before Tax	Income Tax Provision	Net Income	Net Income per Weighted Average Share, Basic		Net Income per Weighted Average Share, Diluted
	Cost of Revenue	Research and Development	Selling, General and Administrative
GAAP	$1,088,173	$253,342	$642,654	$360,646	$401,088	$107,724	$293,364	$0.12		$0.12

Adjustments to reconcile to Non-GAAP:
Stock Option Expense (1)	(797)	(3,059)	(3,663)	7,519	7,519	2,714	4,805	$0.00		$0.00
Restricted Stock Expense (1)	(510)	(4,427)	(8,062)	12,999	12,999	4,693	8,306	$0.00		$0.00
Intangible Amortization (2)	(17,987)	(3,175)	(6,881)	28,043	28,043	10,207	17,836	$0.01		$0.01

Non-GAAP	$1,068,879	$242,681	$624,048	$409,207	$449,649	$125,338	$324,311	$0.14	#	$0.13

(1)	Represents equity compensation recognized pursuant to Accounting Principles Board Opinion No. 25 “Accounting for Stock Issued to Employees”.
(2)	Represents amortization associated with intangible assets acquired in connection with business combinations.

#	May not foot due to rounding.

EMC CORPORATION

Consolidated Balance Sheets

(in thousands, except per share amounts)

Unaudited

	June 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$1,560,384	$2,322,370
Short-term investments	1,237,614	1,615,495
Accounts and notes receivable, less allowance for doubtful accounts of $36,109 and $38,126	1,264,519	1,405,564
Inventories	763,771	724,751
Deferred income taxes	348,122	326,318
Other current assets	239,963	179,478

Total current assets	5,414,373	6,573,976
Long-term investments	3,487,049	3,417,589
Property, plant and equipment, net	1,836,399	1,754,035
Intangible assets, net	555,726	563,024
Other assets, net	649,389	598,252
Goodwill, net	4,114,928	3,883,507

Total assets	$16,057,864	$16,790,383

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$616,686	$583,756
Accrued expenses	1,245,708	1,279,857
Income taxes payable	420,334	645,694
Deferred revenue	1,269,613	1,164,551

Total current liabilities	3,552,341	3,673,858
Deferred revenue	690,773	640,598
Deferred income taxes	122,335	175,192
Long-term convertible debt	—	126,963
Other liabilities	116,740	108,342

Commitments and contingencies
Stockholders' equity:
Series preferred stock, par value $.01; authorized 25,000 shares, none outstanding	—	—
Common stock, par value $.01; authorized 6,000,000 shares; issued 2,298,488 and 2,384,147 shares	22,985	23,841
Additional paid-in capital	4,506,133	5,867,076
Deferred compensation	—	(332,311)
Retained earnings	7,122,060	6,570,511
Accumulated other comprehensive loss	(75,503)	(63,687)

Total stockholders' equity	11,575,675	12,065,430

Total liabilities and stockholders' equity	$16,057,864	$16,790,383

EMC CORPORATION

Consolidated Statements of Cash Flows

(in thousands)

Unaudited

	Six Months Ended
	June 30, 2006	June 30, 2005
Cash flows from operating activities:
Cash received from customers	$5,423,035	$4,722,463
Cash paid to suppliers and employees	(4,124,686)	(3,761,901)
Dividends and interest received	134,906	111,090
Interest paid	(2,696)	(5,107)
Income taxes paid	(401,357)	(37,721)

Net cash provided by operating activities	1,029,202	1,028,824

Cash flows from investing activities:
Additions to property, plant and equipment	(316,120)	(253,652)
Capitalized software development costs	(96,074)	(82,536)
Purchases of short and long-term available for sale securities	(3,486,712)	(4,822,195)
Sales and maturities of short and long-term available for sale securities	3,752,790	4,937,156
Business acquisitions, net of cash acquired	(296,730)	(262,125)
Other	(13,910)	(2,100)

Net cash used in investing activities	(456,756)	(485,452)

Cash flows from financing activities:
Issuance of common stock	129,897	136,845
Purchase of treasury stock	(1,375,608)	(270,906)
Excess tax benefits from stock based compensation	9,727	—
Payment of long-term and short-term obligations	(127,396)	(88)
Proceeds from long-term and short-term obligations	85	192

Net cash used in financing activities	(1,363,295)	(133,957)

Effect of exchange rate changes on cash	28,863	(33,775)

Net (decrease) increase in cash and cash equivalents	(761,986)	375,640
Cash and cash equivalents at beginning of period	2,322,370	1,476,803

Cash and cash equivalents at end of period	$1,560,384	$1,852,443

Reconciliation of net income to net cash provided by operating activities:
Net income	$551,549	$563,198
Adjustments to reconcile net income to net cash provided by operating activities:
Cumulative effect of a change in accounting principle	3,372	—
Depreciation and amortization	364,641	316,516
Non-cash restructuring and other special charges	12,410	3,100
Stock-based compensation expense	201,938	34,393
Provision for doubtful accounts	866	3,748
Deferred income taxes, net	(67,065)	24,312
Tax benefit from stock options exercised	—	30,659
Excess tax benefits from stock based compensation	(9,727)	—
Other	14,977	24,618
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable	147,483	22,750
Inventories	(19,999)	(167,209)
Other assets	(72,514)	(10,630)
Accounts payable	22,884	(62,700)
Accrued expenses	(76,886)	37,416
Income taxes payable	(198,018)	107,756
Deferred revenue	149,476	108,019
Other liabilities	3,815	(7,122)

Net cash provided by operating activities	$1,029,202	$1,028,824

Non-cash activity:
– Issuance of stock options exchanged in business combinations	$7,500	$37,360

EMC CORPORATION

Supplemental Financial Data

Revenue Analysis

(in thousands)

Unaudited

Revenue Components

	Q1 2005	Q2 2005	Q3 2005	Q4 2005	YTD 2005	Q1 2006	Q2 2006	YTD 2006
Revenues
Systems	$1,025,971	$1,068,725	$1,091,881	$1,300,290	$4,486,867	$1,226,928	$1,151,600	$2,378,528
Software:
Software License	594,532	619,605	595,396	712,626	2,522,159	621,602	681,998	1,303,600
Software Maintenance	237,894	258,622	269,145	287,587	1,053,248	303,202	315,189	618,391

Total Software License & Maintenance	832,426	878,227	864,541	1,000,213	3,575,407	924,804	997,187	1,921,991
Professional, Systems Maintenance and Other Services	374,609	389,359	402,087	402,830	1,568,885	396,081	423,525	819,606

	2,233,006	2,336,311	2,358,509	2,703,333	9,631,159	2,547,813	2,572,312	5,120,125

Other Businesses	10,125	8,504	7,233	6,934	32,796	2,874	2,211	5,085

Total Consolidated Revenues	$2,243,131	$2,344,815	$2,365,742	$2,710,267	$9,663,955	$2,550,687	$2,574,523	$5,125,210

Percentage impact to EMC revenue growth rate due to changes in exchange rates from the prior year	1.7%	1.7%	0.6%	(0.5)%	0.8%	(2.1)%	(1.1)%	(1.6)%

EMC Corporation

Supplemental Financial Data

Revenue Analysis

(in thousands)

Unaudited

Supplemental Revenue Data

	Q1 2005	Q2 2005	Q3 2005	Q4 2005	YTD 2005	Q1 2006	Q2 2006	YTD 2006
Symmetrix Hardware and Software Revenue ( a )	$652,328	$677,655	$633,308	$754,345	$2,717,636	$718,356	$676,649	$1,395,005

CLARiiON Hardware and Software Revenue ( a )	418,641	430,960	425,375	518,729	1,793,705	472,003	446,511	918,514

Connectivity Revenue ( b )	176,053	188,189	226,829	242,992	834,063	204,113	211,713	415,826

Platform Software License Revenue	$284,485	$312,827	$284,446	$333,442	$1,215,200	$272,819	$291,059	$563,878
Platform Software Maintenance Revenue	100,064	104,601	109,727	116,182	430,574	124,057	118,883	242,940

Total Platform Revenue	$384,549	$417,428	$394,173	$449,624	$1,645,774	$396,876	$409,942	$806,818

Multi-platform Software License Revenue:
Resource Management Software License Revenue	$146,708	$151,833	$141,002	$167,404	$606,947	$136,467	$150,652	$287,119
Backup and Archive Software License Revenue	51,742	49,877	50,467	59,881	211,967	40,797	56,218	97,015
Content Management Software License Revenue	49,302	39,160	47,637	64,400	200,499	79,675	70,234	149,909

Total Multi-platform Software License Revenue	$247,752	$240,870	$239,106	$291,685	$1,019,413	$256,939	$277,104	$534,043
Multi-platform Software Maintenance Revenue	125,371	134,476	137,196	149,258	546,301	149,534	162,711	312,245

Total Multi-platform Software License and Maintenance Revenue	$373,123	$375,346	$376,302	$440,943	$1,565,714	$406,473	$439,815	$846,288

VMware Software License Revenue	$62,295	$65,908	$71,844	$87,499	$287,546	$91,844	$113,835	$205,679
VMware Maintenance and Services Revenue	17,795	25,019	29,416	27,710	99,940	39,169	43,657	82,826

Total VMware Revenue	$80,090	$90,927	$101,260	$115,209	$387,486	$131,013	$157,492	$288,505

(a)	Includes hardware, hardware upgrades and platform software.
(b)	Includes Connectrix fibre channel switch/director revenues, Celerra file server revenue, exclusive of disk revenue, Rainstorage product revenues and Invista product revenues.